                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           THE PHOENIX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                       Delaware                                                06-0493340
(State of incorporation or organization of registrant)            (I.R.S. Employer Identification No.)
               c/o Tracy L. Rich, Esq.                                         06102-5056
     Executive Vice President and General Counsel                              (Zip Code)
           c/o The Phoenix Companies, Inc.
                   One American Row
                Hartford, Connecticut
                    (860) 403-5000
(Address of principal executive offices of registrant)



 Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class to be registered             Name of each exchange on which each class is to be registered
  Corporate Units ("Corporate Units"), to be issued by The                   New York Stock Exchange, Inc.
                  Phoenix Companies, Inc.


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-101629

     Securities to be registered pursuant to Section 12(g) of the Act: None
                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby are the Corporate Units ("Corporate Units") of The Phoenix Companies, Inc., a Delaware corporation (the "Company").

         For a description of the Corporate Units, reference is made to the Registration Statement on Form S-3 (Registration No. 333-101629) (the "Registration Statement"), of the Company filed with the Securities and Exchange Commission on December 3, 2002, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed with the Commission on December 13, 2002, and the Prospectus Supplement, dated December 16, 2002, filed with the Securities and Exchange Commission on December 18, 2002 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, which descriptions are hereby incorporated by reference herein.

Item 2.  Exhibits.

         3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-73896), filed November 21, 2001, as amended).

         3.2      By-Laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-73896), filed November 21, 2001, as amended).

         4.1 Subordinated Indenture, dated as of December 20, 2002 between the Company and SunTrust Bank as Trustee (incorporated herein by reference to Exhibit 4.1 to the Current Form 8-K of the Company, filed December 23, 2002).

         4.2 Supplemental Indenture No. 1, dated as of December 20, 2002, to the Subordinated Indenture filed as Exhibit 4.1 hereto, between the Company and SunTrust Bank as Trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company, filed December 23, 2002).

         4.3      Form of Global Note (included in Exhibit 4.2).

         4.4 Purchase Contract Agreement, dated as of December 20, 2002, between the Company and SunTrust Bank as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K of the Company, filed December 23,
                  2002).

         4.5      Form of Corporate Unit Certificate (included in Exhibit 4.4).

         4.6 Pledge Agreement, dated as of December 20, 2002, between the Company and SunTrust Bank as Collateral Agent, Custodial Agent, Securities Intermediary and Purchase Contract Agent (incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K of the Company, filed December 23,
                  2002).

         4.7 Remarketing Agreement, dated December 20, 2002, by and among the Company and Morgan Stanley & Co. Incorporated as Remarketing Agent, and SunTrust Bank as

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                  Purchase Contract Agent (incorporated herein by reference to
                  Exhibit 4.5 to the Current Report on Form 8-K of the Company, filed December 23, 2002).



















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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        THE PHOENIX COMPANIES, INC.

                                        By:  /s/ Tracy L. Rich
                                             --------------------------------
                                             Name:  Tracy L. Rich, Esq.
                                             Title: Executive Vice President
                                                     and General Counsel


Dated:  December 23, 2002


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